                                                                     EXHIBIT 2.2


                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT ("Agreement") is entered into as of this 30th day of June 2000 by and between MAS Acquisition XXIII Corp., an Indiana corporation ("Pubco"), and the subscribers listed on the signature pages hereto ("Subscribers"), hereinafter collectively referred to as Hopkins Capital Group.

                                  INTRODUCTION

         The transaction contemplated by this Agreement is intended to be an integral part of a "tax free" contribution of property under Section 351 of the Internal Revenue Code of 1986 as amended. As a single consolidated transaction, Pubco will simultaneously exchange shares of its stock (the "Pubco Stock") for the property as listed on Schedule 2.1.


                                   AGREEMENT

                              SECTION 1 -- GENERAL

         Issuance of shares of Pubco shall be part of a single consolidated transaction. Accordingly, after the conclusion of the transaction, Pubco shall, in exchange for the property described in Schedule 2.1, issue stock representing 15,000,000 shares of the capital stock of Pubco immediately after Closing. The current shareholders of Pubco not participating in this transaction shall hold 350,000 shares of Common Stock of Pubco immediately after Closing.

                   SECTION 2 -- CONTRIBUTION FOR PUBCO STOCK

         2.1 ISSUANCE AND DELIVERY OF PUBCO STOCK. Subject to the terms and conditions contained in this Agreement, at the Closing, Pubco shall acquire the property listed in Schedule 2.1 in exchange for 15,000,000 shares of Pubco Common Stock. The shares of Pubco shall be issued to the individuals in the amounts specified in Schedule 2.1.

         2.2 ISSUANCE OF PUBCO OPTIONS. No options to acquire shares of Pubco shall survive the Closing.

         2.3 NO LIEN OR ENCUMBRANCES ON PUBCO STOCK. The issuance of the Pubco stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the Hopkins Capital Group and Pubco shall have otherwise agreed in writing.

         2.4 FRACTIONAL SHARES. Notwithstanding any other term or provision of this Agreement, no fractional share of Pubco Common Stock and no certificates or scrip therefore, or other evidence of ownership thereof, will be issued and neither shall the Hopkins Capital Group have any right to receive cash in lieu thereof. Hopkins Capital Group's pro rata share of Pubco Common Stock shall be rounded up to the nearest whole number of shares.

         2.5 NO REGISTRATION OF THE PUBCO STOCK; LEGEND. None of the Pubco Stock issued to the Hopkins Capital Group shall, at the time of Closing, be registered under federal or state securities laws, but rather, shall be issued pursuant to an exemption therefrom and shall be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Pubco Common Stock so issued shall bear a legend worded substantially as follows:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SHARES REPRESENTED BY THE CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT THEN IN EFFECT UNDER THE SECURITIES ACT, (2) IN COMPLIANCE WITH RULE 144, OR (3) PURSUANT TO AN OPINION OF COUNSEL TO THE ISSUER HEREOF, SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER TO SELL, PLEDGE, HYPOTHECATION, TRANSFER OR ASSIGNMENT"

Pubco's transfer agent shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above.


                              SECTION 3 - CLOSING

         3.1 CLOSING OF TRANSACTION. The Closing of the Exchange Transaction (the "Closing" or "Closing Date") shall take place at a date and time to be determined by Hopkins Capital Group, but not more than 30 days from the date hereof.

         3.2 DELIVERIES AT CLOSING OF AGREEMENT. At the execution of this Agreement, Pubco shall provide Board Minutes or consents approving the terms of this Agreement and the transaction contemplated herein.

         3.3      DELIVERIES AT CLOSING BY PUBCO.

                  3.3.1    Pubco shall deliver or cause to be delivered at the
Closing:

                           3.3.1.0  a copy of the consent of Pubco's Board of
Directors authorizing Pubco to take the necessary steps toward closing the transaction described by this Agreement;

                           3.3.1.1  a copy of a Certificate of Good Standing
for Pubco issued not more than 90 days prior to the Closing by the appropriate Secretary of State;

                           3.3.1.2  issue stock certificates as shown in
Schedule 2.1 to the Hopkins Capital Group as provided herein;

                           3.3.1.3  Corporate Record Book complete through date
of Closing;

                           3.3.1.4  copies of all filings with the SEC and
NASD, complete through Closing;

                           3.3.1.5  copies of all filings of state and federal
tax returns, complete through Closing; and

                           3.3.1.6  copies of all financial statements, audit
reports and correspondence with auditors, complete through Closing.

         3.4 DELIVERIES AT CLOSING BY HOPKINS CAPITAL GROUP. Hopkins Capital Group shall deliver to Pubco at the Closing the property described in
Schedule 2.1.


              SECTION 4 - REPRESENTATIONS AND WARRANTIES BY PUBCO

         Pubco represents and warrants to the Hopkins Capital Group as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Pubco is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted.

         4.2 CAPITALIZATION. Pubco's authorized capital stock consists of 80,000,000 shares of $.001 par value Common Stock (defined above as "Pubco Common Stock"), of which 350,000 shares of Pubco Common Stock are outstanding at the date of this Agreement and held by approximately 151 shareholders and 20,000,000 shares of Preferred Stock at $.001 par value, of which there are no shares outstanding. Attached as Schedule 4.2, is a list of Pubco's shareholders and their respective share ownership as of the date of this Agreement. Pubco is not authorized to issue any class or classes of stock other than such above-described Common Stock. There will be, immediately prior to the Closing, 350,000 shares of Pubco Common Stock outstanding. No warrants, options or other rights to acquire Pubco Shares outstanding or contemplated except as otherwise provided herein.

         4.3 AUTHORITY TO EXECUTE AGREEMENT. The Board of Directors of Pubco, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Pubco of this Agreement, and has duly agreed to each of the transactions hereby contemplated. Pubco has the power and authority to execute and deliver this Agreement, to approve the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Pubco has taken all actions required by law, its

Certificate of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement and this Agreement is valid and binding upon Pubco. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Certificate of Incorporation, as amended, or the Bylaws, as amended, of Pubco, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Pubco.

         4.4 SUBSIDIARIES. Pubco has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         4.5 FINANCIAL STATEMENTS. Copies of Pubco's audited financial statements from inception including for the fiscal year ended December 31, 1998 and December 31, 1999, and its unaudited financial statements for the period ended June 30, 2000 (collectively, the "Pubco Financial Statements"), all of which are true, accurate, and complete and are attached as Schedule 4.5.

         4.6 ABSENCE OF FINANCIAL CHANGES. Since the Pubco financial statements attached as Schedule 4.5, there has been no material change in Pubco's financial condition, assets or liabilities, which expenses, incurred prior to the Closing, shall be paid by Pubco prior to the Closing and shall not be the responsibility of Pubco thereafter. Upon the Closing, Pubco shall have no debts, liens, liabilities, payables or other obligations except as expressly permitted herein.

         4.7 ABSENCE OF CERTAIN CHANGES. Since the Pubco financial statements attached as Schedule 4.5:

                  4.7.1 other than in the normal course of business, Pubco has not entered into any material transaction;

                  4.7.2 there has been no material adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of Pubco as shown on the Pubco Financial Statements, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities;

                  4.7.3 there has been no material damage to, destruction of or loss of any of the properties or assets of Pubco (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of Pubco;

                  4.7.4 Pubco has not declared or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock;

                  4.7.5 there has been no material change, except in the ordinary course of business, in the contingent obligations of Pubco by way of guaranty, warranty or otherwise;

                  4.7.6 there have been no loans made by Pubco to its employees, officers or directors;

                  4.7.7 other than in the normal course of business, there has been no extraordinary increase in the compensation of any of Pubco's employees;

                  4.7.8 there has been no other event or condition of any character which might reasonably be expected either to result in a material adverse change in the condition (financial or otherwise) business, property, prospects, assets or liabilities of Pubco or to impair materially the ability of Pubco to conduct the business now being conducted.

         4.8 ASSETS. All of the assets reflected on the Pubco Financial Statements or acquired and held as of the Closing Date, other than any capital leases, are, and on the Closing Date will be, owned by Pubco. Except as set forth in Schedule 4.8. Pubco owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets, and no liens exist, except for liens placed upon the property at the time of purchase or lease or through one or more financing transactions. To the best of Pubco's knowledge, none of Pubco's equipment has any material defects and in all material respects is in good operating condition and repair, except for ordinary, routine maintenance and repair.

         4.9 ABSENCE OF UNDISCLOSED LIABILITIES. At Closing, Pubco will have no other liabilities of any nature, whether accrued, absolute, contingent, or otherwise.

         4.10 LITIGATION. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Pubco or its properties. There are no actions, suits or proceedings pending, or, to the knowledge of Pubco, threatened against or relating to Pubco. Pubco is not in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

         4.11 COMPLIANCE WITH LAWS. To the best of Pubco's knowledge, the operations and affairs of Pubco do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial condition or operations of Pubco.

         4.12 CONTRACTS. Except for this Agreement, Pubco is not a party to any contract, nor is Pubco a party to any written or oral commitment which will extend beyond the closing of this Agreement.

         4.13 TAX MATTERS. All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of Pubco have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Pubco has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. Pubco is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

         4.14     PUBCO:

                  4.14.1 is in compliance with Federal securities law and its SEC filings are current, accurate and complete.

                  4.14.2 is not in any violation of any applicable State securities law and the transaction contemplated herein will not be in violation of any Federal or applicable State securities law.

                  4.14.3 has not received any shareholder complaints or shareholder actions and there is no outstanding shareholder litigation nor does Pubco have any knowledge of any pending lawsuits.

                  4.14.4 the transaction contemplated by this Agreement will comply with all the rules and regulations of the SEC and all other governmental agencies or bodies.

         4.15 BOOKS AND RECORDS. The books and records of Pubco are complete and correct and accurately present, in all material respects, all of the transactions therein described.

         4.16 SECURITIES BROKER DEALER. Pubco has engaged Franklin Ross, Inc. ("Securities Broker Dealer") to serve as its agent in connection with this Agreement, and specifically, in any offer or sale of securities. Any fees or expenses due and/or payable to the Securities Broker Dealer arising out of this transaction or the offer or sale of securities hereunder, shall be the sole and exclusive obligation of Pubco and Hopkins Capital Group shall have no responsibility to pay same. Furthermore, any such fees and expenses due or payable to Securities Broker Dealer shall be paid prior to or simultaneously with the Closing and shall not constitute a liability, account payable or expense of the Closing required to be paid by Pubco subsequent to the closing of this Agreement.

         4.17 DISCLOSURE. Pubco has disclosed all events, conditions and facts materially affecting the business and prospects of Pubco. No representation or warranty by Pubco in this Agreement nor in any certificate, exhibit, schedule or other written document, furnished to the Hopkins Capital Group by Pubco in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.


                      SECTION 5 - ACCESS AND INFORMATION


         5.1 AS TO PUBCO. Pubco shall give to Hopkins Capital Group, their accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of Pubco's books and records concerning Pubco's affairs as the Hopkins Capital Group shall reasonably request.


                SECTION 6 - CONDUCT OF PARTIES PENDING CLOSING


         6.1 CONDUCT OF PUBCO PENDING CLOSING. Pubco covenants that, pending the Closing:

                  6.1.1 Pubco will conduct business only in the ordinary course.

                  6.1.2 No change will be made in Pubco's Certificate of Incorporation or Bylaws or in Pubco's authorized shares of stock except as may be first approved in writing by the Hopkins Capital Group.

                  6.1.3 No dividends shall be declared, no stock options granted (other than as provided herein) and no employment agreements shall be entered into with officers or directors of Pubco.

                  6.1.4 Except as otherwise requested by the Hopkins Capital Group, Pubco and the Pubco shareholders will use their best efforts to preserve Pubco's business organization intact; to keep available to the Hopkins Capital Group the services of its present officers and employees; and to preserve the goodwill of those having business relations with Pubco.


                  SECTION 7 - CONDITIONS PRECEDENT TO CLOSING


         7.1 CONDITIONS PRECEDENT TO THE HOPKINS CAPITAL GROUP OBLIGATIONS. The obligations of the Hopkins Capital Group to consummate the transaction contemplated by this agreement are subject to the fulfillment prior to or at the Closing, of all conditions elsewhere herein set forth, including, but not limited to, their receipt of all deliveries required by Section 3 herein, and fulfillment, prior to the Closing, of each of the following conditions:

                  7.1.1 As a result of the exchange of Pubco shares contemplated by this Agreement, immediately following the Closing of this Agreement, the recipients of shares under Section 2 and Section 6 of this Agreement shall, in the aggregate, hold 97.7% of the outstanding shares of Pubco.

                  7.1.2 Receipt of all necessary approvals of regulatory authorities having jurisdiction over the Acquisition.

                  7.1.3 There shall be no material adverse change in the business, assets, financial condition or prospects of Pubco through the Closing date and, upon the Closing, Pubco shall have no balance sheet debt, accounts payable or other obligations or indebtedness of any description.

                  7.1.4 Appropriate confirmations shall be given as to compliance with representations, warranties and covenants.

                  7.1.5 Written confirmation to the Hopkins Capital Group that there will be immediately prior to the Closing 350,000 shares of Pubco Common Stock outstanding. No outstanding options, warrants or stock rights will be outstanding.

                  7.1.6 The Hopkins Capital Group shall have reasonably satisfied themselves that, since the date of this Agreement, the business of the Pubco has been conducted in the ordinary course; no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except which have occurred in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently disclosed in writing by the parties.

                  7.1.7 Pubco shall have granted the Hopkins Capital Group (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Section 6 hereof and the Hopkins Capital Group shall be reasonably satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

                  7.1.8 The Hopkins Capital Group shall have reasonably satisfied themselves that all transactions contemplated by this Agreement shall be legal and binding.

                  7.1.9 The Hopkins Capital Group has completed its due diligence inquiry of Pubco and Pubco documents.

                  7.2.0 The execution of this Agreement by all Hopkins Capital Group participants unless otherwise agreed by Pubco


                SECTION 8 - ADDITIONAL COVENANTS OF THE PARTIES

         8.1 COOPERATION. The Hopkins Capital Group and Pubco will cooperate with each other and their respective agents in carrying out the transactions contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

         8.2 EXPENSES. Prior to Closing, Pubco shall pay all of its respective costs and expenses (including attorneys' and accountants' fees, finder's fees, costs and expenses) incurred in connection with this transaction, except for $5,000 expense reimbursement due to MAS Financial Corporation at Closing.

         8.3 PUBLICITY. Pubco shall not, without prior written consent of the Hopkins Capital Group, publish any press releases or disseminate any news regarding this Agreement or transaction contemplated herein prior to closing unless required to do so by law.

         8.4 NAME CHANGE. Pubco will amend its Articles of Incorporation prior to Closing to change its name to "BioDelivery Sciences International" or such other name chosen by the Hopkins Capital Group and eligible for filing with the Secretary of State.

         8.5 SUBSEQUENT REGISTRATION STATEMENT. In the first Registration Statement filed by MAS with the U.S. Securities and Exchange Commission under the Securities Act of 1933, the Hopkins Capital Group shall be entitled to include such of its shares as it may deem appropriate within said Registration Statement at no additional cost to the Hopkins Capital Group shareholders.


                              SECTION 9 - REMEDIES

         9.1 MUTUAL TERMINATION. The Hopkins Capital Group and Pubco may agree to mutually terminate this Agreement prior to Closing without any liability to each other.

         9.2 DEFAULTS PERMITTING TERMINATION. If either Hopkins Capital Group or Pubco materially default in the due and timely performance of any of their warranties, covenants, or agreements under this Agreement, or upon failure of a condition precedent, the non-defaulting party or parties may on or prior to the Closing Date give notice of termination of this Agreement, in the manner provided in Section 13.6. The notice will specify with particularity the default or defaults on which the notice is based. The termination will be effective five business days after the addressee receives the notice, unless the specified default or defaults have been cured on or before the effective date for termination. Except as otherwise expressly provided herein, upon termination here under neither party shall continuing have any responsibility to the other party.

         9.3 ARBITRATION. Any controversy or claim arising from or relating to this Agreement, or its making, performance, or interpretation, will be exclusively and solely settled by binding arbitration before three arbitrators under the commercial arbitration rules of the American Arbitration Association then existing. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The arbitration shall be exclusively held in Sarasota, Florida.


       SECTION 10 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.1 AS TO PUBCO. The representations, warranties and covenants of Pubco contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement of two years from the Closing.


                           SECTION 11 - MISCELLANEOUS

         11.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, letters of intent, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties to this Agreement bound thereby.

         11.2 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and successors in interest; provided, that neither this Agreement nor any right hereunder shall be assignable by Pubco, or Hopkins Capital Group without the prior written consent of the other parties.

         11.3 ATTORNEY'S FEES. Except as otherwise provided herein, in the event of any controversy, claim or dispute among the parties to this Agreement arising out of or relating to this Agreement or breach thereof, each party hereto shall pay his, her or its own legal expenses, attorney's fees and costs. Mr. Duffey is a licensed attorney and consultant, and from time to time, may have or may, in the future, provide legal or non-legal consulting services to the Hopkins Capital Group and may deliver similar services to Pubco following Closing. Pubco and the Hopkins Capital Group waive any conflict of interest arising from the described relationship. It is understood that expenses and fees may be paid to Mr. Duffey or his affiliates or to consulting companies or to law firms with which he may have a relationship in connection with services or consulting provided to Hopkins Capital Group or Pubco either before or after the Closing. It is expressly agreed by Pubco that Mr. Duffey has provided no legal or consulting services to Pubco prior to the Closing and that Pubco has relied solely upon its own access to legal, tax and financial advisors. Further, it is expressly acknowledged by each participant in the Hopkins Capital Group that Mr. Duffey has provided no legal, tax, financial or other consultive services to or for the benefit of any of said participants in the Hopkins Capital Group or to Hopkins Capital Group itself. Each individual participant in the Hopkins Capital Group and the Hopkins Capital Group itself have been advised by Mr. Duffey to consult with and rely upon their own independent legal, tax, financial or other advisors in connection with this transaction and all matters related thereto.

         11.4 SEVERABILITY. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect on any other provisions hereof.

         11.5 GOVERNING LAW. In any action or proceeding arising out of or related to this Agreement, the law of the State of Florida shall be followed.

         11.6 NOTICES. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 3 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or upon completion of transmission if sent by facsimile:

         To Hopkins Capital Group:
                                   Hopkins Capital Group
                                   709 The Hamptons Lane
                                   Town & Country, MO 63017
                                   Fax:  (314) 474-7030


         To Pubco:
                                   MAS Acquisition XXIII Corp.
                                   1710 East Division Street
                                   Evansville, IN 47711
                                   Fax:  (812) 479-7267


or if by facsimile to the facsimile number provided by the party, or by personal delivery.

         11.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of, which may be deemed an original, but all of which together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


MAS Acquisition XXIII Corp.         Contributors:
                                    (Hopkins Capital Group Participants)



By:  /s/                            Hopkins Capital Group II, LLC
    ----------------------------
    Authorized Signatory
                                    By:
                                       ---------------------------------

                                    Friday Harbour LLC

                                    By:
                                       ---------------------------------


                                    ------------------------------------
                                    James McNulty


                                    ------------------------------------
                                    Carlos Santos


                                    ------------------------------------
                                    Nicole Longridge


                                    William W. Dolan, Trustee of the Spencer
                                    Charles Duffey Irrevocable Trust Under
                                    Agreement Dated the 29th Day of July, 1998


                                    By:
                                       ---------------------------------



                                    William W. Dolan, Trustee of the Elizabeth
                                    Rosemary Duffey Irrevocable Trust Under
                                    Agreement Dated the 29th Day of July, 1998


                                    By:
                                       ---------------------------------

         To Hopkins Capital Group:
                                    Hopkins Capital Group
                                    709 The Hamptons Lane
                                    Town & Country, MO 63017
                                    Fax:  (314) 474-7030

         To Pubco:
                                    MAS Acquisition XXIII Corp.
                                    1710 East Division Street
                                    Evansville, IN 47711
                                    Fax:  (812) 479-7267

or if by facsimile to the facsimile number provided by the party, or by personal delivery.

         11.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of, which may be deemed an original, but all of which together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


MAS Acquisition XXIII Corp.        Contributors:
                                   (Hopkins Capital Group Participants)


By:                                Hopkins Capital Group II, LLC
   -----------------------
   Authorized Signatory

                                    By: /s/
                                      -------------------------------------

                                    Friday Harbour LLC

                                    By:
                                      -------------------------------------


                                    ---------------------------------------

                                    James McNulty

                                    /s/ Carlos Santos
                                    ---------------------------------------
                                    Carlos Santos


                                    ---------------------------------------
                                    Nicole Longridge


                                    William W. Dolan, Trustee of the Spencer
                                    Charles Duffey Irrevocable Trust Under
                                    Agreement Dated the 29th Day of July, 1998


                                    By:
                                      ---------------------------------------


                                    William W. Dolan, Trustee of the Elizabeth
                                    Rosemary Duffey Irrevocable Trust Under
                                    Agreement Dated the 29th Day of July, 1998


                                    By:
                                      ---------------------------------------

                          MAS ACQUISITION XXIII CORP.
                                 SCHEDULE 2.1
                                 CONTRIBUTORS


                                                                              NUMBER OF
NAME OF CONTRIBUTORS                                                           SHARES
--------------------                                                          ---------
Hopkins Capital Group II, LLC                                                13,700,000

James McNulty                                                                   325,000

Carlos Santos                                                                   325,000

Friday Harbour LLC                                                              325,000

Nicole Longridge                                                                100,000

William W. Dolan, Trustee of the Spencer Charles Duffey
  Irrevocable Trust Under Agreement Dated the 29th Day
  of July, 1998                                                                 112,500

William W. Dolan, Trustee of the Elizabeth Rosemary Duffey
  Irrevocable Trust Under Agreement Dated the 29th Day of
  July, 1998                                                                    112,500
                                                                             ----------

    Total                                                                    15,000,000
                                                                             ==========


         As consideration for the issuance of the shares, the Contributors have arranged a deposit of $100,000 as part of the negotiation of a conditional agreement with BioDelivery Sciences, Inc.